REVOCABLE PROXY	Exhibit 99.0

VIRGINIA SAVINGS BANK, F.S.B.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints W. Michael Funk and Kent E. Coons, or either of them, as proxies, with power of substitution in each, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Virginia Savings Bank, F.S.B. (the “Bank”) held of record by the undersigned at the close of business on                     , 2007, at the Annual Meeting of Shareholders to be held at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia on                         ,                         , 2007, at     :      p.m., or any adjournment or postponement thereof, for the following purposes:

1.	To approve the reorganization of the Bank into a holding company form of ownership by approving the Agreement and Plan of Reorganization, dated as of April 18, 2007, by and among Virginia Savings Bank, F.S.B., Virginia Savings Bancorp, Inc. and VSB Interim Federal Savings Bank, pursuant to which the Bank will become a wholly-owned subsidiary of Virginia Savings Bancorp, Inc. and each outstanding share of common stock of the Bank will be converted into one share of common stock of Virginia Savings Bancorp, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To elect the individuals named below as directors of the Bank for a term of three years or until their respective successors are elected and qualified (except as marked to the contrary below):

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT AS INDICATED BELOW

J. William Gilliam	David L. Wines

(INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee’s name on the line below.)

3.	In their discretion, on such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR THE NOMINEES FOR ELECTION OF DIRECTORS UNDER PROPOSAL 2 AND AT THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please sign your name exactly as it appears on your stock certificate. All of the several joint owners should sign this proxy. Fiduciaries should indicate their full title.

Signature	Signature

Date	Date

I plan ☐ , do not plan ☐ , to attend the 2007 Annual Meeting.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY